UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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BSQUARE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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BSQUARE CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 3, 2009

TO THE SHAREHOLDERS:

Notice is hereby given that the 2009 Annual Meeting of Shareholders of BSQUARE CORPORATION, a Washington corporation (the “Company”), will be held on Wednesday, June 3, 2009 at 10:00 a.m., local time, at the Company’s offices at 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004, for the following purposes:

1.	To elect two Class III directors to serve for the ensuing three years and until their successors are duly elected.

2.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 22, 2009 as the record date for the determination of shareholders entitled to vote at this meeting. Only shareholders of record at the close of business on April 22, 2009 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

All shareholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has previously returned a proxy.

By Order of the Board of Directors

/S/    SCOTT C. MAHAN

Scott C. Mahan

Vice President, Finance & Operations,

Chief Financial Officer, Secretary and Treasurer

Bellevue, Washington

April 28, 2009

BSQUARE CORPORATION

PROXY STATEMENT FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General

The enclosed Proxy is solicited on behalf of BSQUARE Corporation, a Washington corporation, for use at the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, June 3, 2009 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s principal executive offices at 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004. The Company’s telephone number at its principal executive offices is (425) 519-5900. As used in this proxy statement, “we,” “us”, “our” and the “Company” refer to BSQUARE Corporation.

These proxy solicitation materials were mailed on or about May 5, 2009 to all shareholders entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 3, 2009.

This proxy statement and the Annual Report to Shareholders for the year ended December 31, 2008 are available at www.bsquare.com/investor/proxy.

Record Date and Outstanding Shares

Only shareholders of record at the close of business on April 22, 2009 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. The only outstanding voting securities of the Company are shares of common stock, no par value. As of the Record Date, 10,104,276 shares of the Company’s common stock were issued and outstanding, held by 141 shareholders of record.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by delivering to the Secretary of the Company at the address referenced above, a written instrument revoking the proxy or delivering a duly executed proxy bearing a later date (in either case no later than the close of business on June 2, 2009) or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each holder of common stock is entitled to one vote for each share held.

This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers, or other employees (without additional consideration).

Quorum; Abstentions; Broker Non-Votes

At the Annual Meeting, inspectors of election will determine the presence of a quorum and tabulate the results of the voting by shareholders. A quorum exists when holders of a majority of the total number of outstanding shares of common stock that are entitled to vote at the Annual Meeting are present at the Annual

Meeting in person or by proxy. A quorum is necessary for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” will be included in determining the presence of a quorum at the Annual Meeting. Broker non-votes occur when a person holding shares in street name, meaning through a bank or brokerage account, does not provide instructions as to how his or her shares should be voted and the bank or broker does not have discretion to vote those shares or, if the bank or broker has discretion to vote such shares, does not exercise such discretion. The two nominees for election to the Board of Directors who receive the greatest number of votes cast “for” the election of directors by the shares present, in person or by proxy, will be elected to the Board of Directors and abstentions and broker non-votes will have no effect on the outcome. Shareholders are not entitled to cumulate votes in the election of directors. If a quorum is present, approval of all other matters that properly come before the meeting requires that the votes cast in favor of such actions exceed the votes cast against such actions, and abstentions and broker non-votes will have no effect on the outcome.

All shares entitled to vote and represented by properly executed, unrevoked proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted for the election of the two Class III directors nominated by the Governance and Nominating Committee of the Board of Directors.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Deadlines for Receipt of Shareholder Proposals

Shareholder proposals may be included in our proxy statement and form of proxy for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in the SEC regulations of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding the inclusion of shareholder proposals in company-sponsored proxy materials. For a shareholder proposal to be considered for inclusion in our proxy statement and form of proxy for the annual meeting to be held in 2010, we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than January 5, 2010. Submitting a shareholder proposal or nomination does not guarantee that it will be included in the Company’s proxy statement and form of proxy.

In addition, a shareholder proposal that is not intended for inclusion in the Company’s proxy statement and form of proxy under Rule 14a-8 may be brought before the 2010 annual meeting of shareholders provided that we receive information and notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to the Secretary of the Company at our principal executive offices, no later than March 5, 2010. A copy of the full text of our Bylaws may be obtained by writing to the Secretary of the Company at our principal executive offices.

We strongly encourage any shareholder interested in submitting a proposal to contact the Secretary of the Company in advance of these deadlines to discuss any proposal he or she is considering, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. All notices of shareholder proposals, whether or not intended to be included in the Company’s proxy materials, should be in writing and sent to our principal executive offices, located at: BSQUARE Corporation, 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004, Attention: Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

We currently have seven directors divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director is removed, resigns or, by reason of death or other cause, is unable to serve in the capacity of director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Set forth below is certain information furnished to us by the director nominees and by each of the incumbent directors whose terms will continue following the Annual Meeting. There are no family relationships among our directors and officers.

Nominees For Directors

Two Class III directors are to be elected at the Annual Meeting for three-year terms ending in 2012. The Governance and Nominating Committee of the Board of Directors has nominated Elwood D. Howse, Jr. and William D. Savoy for election as Class III directors. Mr. Savoy, who is also a member of the Governance and Nominating Committee, abstained from voting on his own nomination.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Howse and Savoy. The proxies cannot be voted for more than two nominees. These two nominees are current directors of the Company, and each has indicated that they will serve if elected. The Company does not anticipate that the nominees will be unable or unwilling to stand for election, but, if that occurs, all proxies received will be voted by the proxy holders for another person or persons nominated by the Board of Directors.

Vote Required for Election of Directors

If a quorum is present and voting, the two nominees for election to the Board of Directors who receive the greatest number of votes cast “for” the election of directors by the shares present, in person or by proxy, will be elected to the Board of Directors.

Nominees for Class III Directors

The name of each nominee and certain information about him as of the Record Date are set forth below:

Name of Nominee	Age	Positions with the Company	Director Since
Elwood D. Howse, Jr.	69	Director	2002
William D. Savoy	44	Director	2004

Elwood D. Howse, Jr., age 69, has been a director of BSQUARE since November 2002. His current term of office as a director expires at this year’s Annual Meeting. Mr. Howse was formerly President of Cable & Howse Ventures, a Northwest venture capital management firm formed in 1977. Mr. Howse also participated in the founding of Cable, Howse and Ragen, an investment banking and stock brokerage firm, today owned by Wells Fargo and known as Ragen MacKenzie. Mr. Howse has served as corporate director and advisor to various public, private and non-profit enterprises. He served on the board of the National Venture Capital Association and is past President of the Stanford Business School Alumni Association. He currently serves on the boards of directors of Formotus, Inc., OrthoLogic Corporation, Perlego Systems Inc., and not-for profits Junior Achievement Worldwide and Junior Achievement of Washington. He has served on a number of other corporate boards in the past. Mr. Howse received both a B.S. in engineering and an M.B.A. from Stanford University and served in the U.S. Navy submarine force.

William D. Savoy, age 44, has been a director of BSQUARE since May 2004. His current term of office as a director expires at this year’s Annual Meeting. Between 2004 and 2007, Mr. Savoy consulted with The Muckleshoot Indian Tribe on investment-related matters, strategic planning and economic development. Mr. Savoy served as a consultant for Vulcan Inc., an investment entity that manages the personal financial activities of Paul Allen, from September 2003 to December 2005. Vulcan Inc. resulted from the consolidation in 2000 of Vulcan Ventures Inc., a venture capital fund, and Vulcan Northwest. Mr. Savoy served in various capacities at Vulcan Inc. and its predecessors from 1988 to September 2003, most recently as President of the portfolio and asset management division, managing Vulcan’s commercial real estate, hedge fund, treasury and other financial activities, and as President of both Vulcan Northwest and Vulcan Ventures. Mr. Savoy served as President and Chief Executive Officer of Layered, Inc., a software company, from June 1989 until its sale in June 1990 and as its Chief Financial Officer from August 1988 to June 1989. He is also a director of Drugstore.com, where he is a member of the audit committee and chairman of the compensation committee. Mr. Savoy received a B.S. in computer science, accounting and finance from Atlantic Union College.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. HOWSE AND SAVOY TO THE BOARD OF DIRECTORS.

Directors Continuing in Office

Class I Directors—Terms expire at the 2010 Annual Meeting of Shareholders

Elliott H. Jurgensen, Jr., age 64, has been a director of BSQUARE since January 2003 and has served as the Chairman of the Board since October 31, 2008. His term of office as a director expires at the 2010 Annual Meeting. Mr. Jurgensen retired from KPMG LLP in 2003 after 32 years, including 23 years as an audit partner. During his career he held a number of leadership roles, including Managing Partner of the Bellevue, Washington office of KPMG from 1982 to 1991, and Managing Partner of the Seattle, Washington office of KPMG from 1993 to 2002. He is also a director of McCormick & Schmick’s Seafood Restaurants, Inc., Isilon Systems, Inc., and Varolii Corporation. Mr. Jurgensen has a B.S. in accounting from San Jose State University.

Scot E. Land, age 54 has been a director of BSQUARE since February 1998. His term of office as a director expires at the 2010 Annual Meeting. Mr. Land is currently Executive Director of Veratect (formerly Palantir Analytics) which is engaged in early detection of biological events that could lead to epidemics or pandemics and Vice President of Corazonx Inc, which is engaged in early stage coronary disease detection. During 2006, Mr. Land served as Executive Director, Program on Technology Commercialization, University of Washington. Prior to joining the faculty of the University of Washington, Mr. Land was a Managing Director of Cascadia Capital LLC. Mr. Land was a founder and Managing Director of Encompass Ventures from September 1997 to July 2005, a Senior Technology Analyst and Strategic Planning Consultant with Microsoft from June 1995 to September 1997, and a technology research analyst and investment banker for First Marathon Securities, a Canadian investment bank, from September 1993 to April 1995. From October 1988 to February 1993, Mr. Land was the President and Chief Executive Officer of InVision Technologies, a wholly owned subsidiary of GE founded by Mr. Land in October 1988, which designs and manufacturers high-speed computer-aided topography systems for automatic explosives detection for aviation security. Prior to founding InVision Technologies, Mr. Land served as a principal in the international consulting practice of Ernst & Young LLP, a public accounting firm, from April 1984 to October 1988. Mr. Land serves as a director of several privately held companies.

Kendra A. VanderMeulen, age 57, has been a director at BSQUARE since March 2005. Her term of office as a director expires at the 2010 Annual Meeting. Ms. VanderMeulen is currently the President of the Seattle Christian Foundation. She recently served as Executive Vice President, Mobile at InfoSpace, and is an active board member or advisor to a variety of companies in the wireless Internet arena, including Perlego Systems, Inc. and Inrix, Inc. Ms. VanderMeulen joined AT&T Wireless (formerly McCaw Cellular Communications) in 1994 to lead the formation of the wireless data division. Prior to McCaw Cellular Communications, Ms. VanderMeulen served as Chief Operating Officer and President of the Communications Systems Group of

Cincinnati Bell Information Systems (now Convergys). She also held a variety of business and technical management positions at AT&T in the fields of software development, voice processing, and signaling systems. Ms. VanderMeulen received a B.S. in mathematics from Marietta College and an M.S. in computer science from Ohio State University. She is the recipient of the 1999 Catherine B. Cleary award as the outstanding woman leader of AT&T.

Class II Directors—Terms expire at the 2011 Annual Meeting of Shareholders

Donald B. Bibeault, age 67, has been a director of BSQUARE since July 2003 and served as our Chairman of the Board until October 31, 2008. His current term of office as a director expires at the 2011 Annual Meeting. Mr. Bibeault is currently President of Bibeault & Associates, Inc. a turnaround-consulting firm, a position he has held since 1975. During that period, Mr. Bibeault has served as chairman, chief executive officer, or chief operating officer of numerous corporations, including Pacific States Steel, PLM International, Best Pipe and Steel, Inc., Ironstone Group, Inc., American National Petroleum, Inc., Tyler-Dawson Supply and Iron Oak Supply Corporation. He has also served as special turnaround advisor to the CEOs of Silicon Graphics Inc., Varity Corporation and Bank of America amongst others. In 2005, Dr. Bibeault was given the first ever Lifetime Achievement Award by the Association of Certified Turnaround Professionals (ACTP). He has been a member of the Board of Overseers of Columbia Business School, a trustee of Golden Gate University, a member of the University of Rhode Island Business Advisory Board, and a member of the Board of Visitors of Golden Gate University Law School. Mr. Bibeault received a B.S. in electrical engineering from the University of Rhode Island, an M.B.A. from Columbia University and a PhD from Golden Gate University. He is also a recipient of a Doctor of Laws degree (honoris causa) from Golden Gate University Law School. Mr. Bibeault was commissioned through ROTC and served on active duty in the U.S. Army Combat Engineers during the Vietnam War.

Brian T. Crowley, age 48, has been our President, Chief Executive Officer and a director since July 2003. His current term of office as a director expires at the 2011 Annual Meeting. From April 2002 to July 2003, Mr. Crowley served as our Vice President, Product Development. From December 1999 to November 2001, Mr. Crowley held various positions at DataChannel, a market leader in enterprise portals, including Vice President of Engineering and Vice President of Marketing. From April 1999 to December 1999, Mr. Crowley was Vice President, Operations of Consortio, a software company. From December 1997 to April 1999, Mr. Crowley was Director of Development at Sequel Technology, a network solutions provider. From 1986 to December 1997, Mr. Crowley held various positions at Applied Microsystems Corporation, including Vice President and General Manager of the Motorola products and quality assurance divisions. Mr. Crowley also serves as a director of the Washington Technology Industry Association (WTIA). Mr. Crowley holds a B.S. in Electrical Engineering from Arizona State University.

CORPORATE GOVERNANCE

Board Independence

The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Bibeault, Howse, Jurgensen, Land, Savoy and Ms. VanderMeulen, constituting a majority of our Board of Directors, qualify as “independent” directors as defined under applicable rules of The NASDAQ Stock Market LLC (“Nasdaq”) and that such directors do not have any relationship with the Company that would interfere with the exercise of their independent business judgment.

Standing Committees and Attendance

The Board of Directors held a total of five meetings during 2008. The Board of Directors has an Audit Committee, a Compensation Committee, a Governance and Nominating Committee, a Strategic Growth Committee and an IPO Litigation Committee.

The Audit Committee currently consists of Messrs. Howse (Committee Chair), Jurgensen and Land. The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Howse, Jurgensen and Land qualify as “independent” directors under applicable rules of Nasdaq and the SEC. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheets, statements of income and statements of cash flows. Further, no member of the Audit Committee has participated in the preparation of our financial statements, or those of any current subsidiary of the Company, at any time during the past three years. The Board of Directors has designated Mr. Jurgensen as the “audit committee financial expert” as defined under applicable SEC rules and has determined that Mr. Jurgensen possesses the requisite “financial sophistication” under applicable Nasdaq rules. The Audit Committee is responsible for overseeing our independent auditors, including their selection, retention and compensation, reviewing and approving the scope of audit and other services by our independent auditors, reviewing the accounting principles, policies, judgments and assumptions used in preparation of our financial statements and reviewing the results of our audits. The Audit Committee is also responsible for reviewing the adequacy and effectiveness of our internal controls and procedures, including risk management, establishing procedures regarding complaints concerning accounting or auditing matters, reviewing and, if appropriate, approving related-party transactions, and reviewing compliance with our Code of Business Conduct and Ethics. The Audit Committee held five meetings during 2008.

In April 2009, the Audit Committee reviewed and assessed the adequacy of its written charter and recommended certain amendments to its charter. The Board of Directors approved these amendments on April 14, 2009. A current copy of the amended Audit Committee charter is available on the Company’s website at www.bsquare.com on the Management and Governance page.

The Compensation Committee currently consists of Messrs. Jurgensen (Committee Chair) and Savoy. The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Jurgensen and Savoy qualify as “independent” and “non-employee” directors under applicable Nasdaq and SEC rules, and qualify as “outside directors” pursuant to the Internal Revenue Code and the regulations promulgated thereunder. The Compensation Committee makes recommendations to the Board of Directors regarding the general compensation policies of the Company as well as the compensation plans and specific compensation levels for its executive officers. The Compensation Committee held three meetings during 2008.

The Compensation Committee has a number of responsibilities as delineated in the Compensation Committee charter. In April 2009, the Compensation Committee reviewed and assessed the adequacy of its charter and recommended certain amendments to its charter. The Board of Directors approved these amendments on April 14, 2009. A current copy of the amended Compensation Committee charter is available on the Company’s website at www.bsquare.com on the Management and Governance page. The Compensation Committee also periodically reviews the compensation of the Board of Directors and proposes modifications, as necessary, to the full Board for its consideration before submittal to shareholders for a vote, if appropriate.

One of the primary responsibilities of the Compensation Committee is to oversee. and make recommendations to the Board of Directors for its approval, with regard to the compensation programs and performance of our executive officers, which includes the following activities:

•	Establishing the objectives and philosophy of the executive compensation programs;

•	Designing and implementing the compensation programs;

•	Evaluating performance of executives and attainment under the programs and reporting to the Board of Directors such evaluation information;

•	Calculating and establishing payouts and awards under the programs as well as discretionary payouts and awards;

•	Reviewing base salary levels of the executives;

•	Engaging consultants to assist with program design, benchmarking, etc.

Additional information regarding the roles and responsibilities of the Compensation Committee is set forth below under “Executive Officer Compensation.”

The Governance and Nominating Committee was formed in November 2008 and its charter was approved in February 2009. It currently consists of Ms. VanderMeulen (Committee Chair) and Messrs. Land and Savoy. The Board of Directors has determined that, after consideration of all relevant factors, Ms. VanderMeulen and Messrs. Land and Savoy qualify as “independent” directors under applicable Nasdaq and SEC rules. The Nominating and Governance Committee did not meet in 2008.

The primary responsibilities of the Governance and Nominating Committee are to:

•	Develop and recommend to the Board criteria for selecting qualified director candidates;

•	Identify individuals qualified to become Board members;

•

Evaluate and select, or recommend to the Board (for approval of at least a majority of the independent directors, or such other number as may be required by the rules and regulations of Nasdaq as in effect from time to time), director nominees for each election of directors;

•	Consider committee member qualifications, appointment and removal;

•	Recommend codes of conduct and codes of ethics applicable to the Company; and

•	Provide oversight in the evaluation of the Board and each committee.

A current copy of the Governance and Nominating Committee charter is available on the Company’s website at www.bsquare.com on the Management and Governance page.

The Strategic Growth Committee was formed in September 2004 to assist management with the formulation of strategic growth strategies. This committee currently consists of Messrs. Savoy (Committee Chair) and Land and Ms. VanderMeulen. The Strategic Growth Committee held two meetings during 2008.

The IPO Litigation Committee currently consists of Messrs. Jurgensen and Howse. As disclosed in the Company’s filings with the SEC, the Company, and certain of its current and former officers and directors, were named as defendants in a consolidated class action lawsuit alleging violations of the federal securities laws in connection with the Company’s initial public offering. In May 2003, the Board of Directors established a special IPO Litigation Committee consisting of Messrs. Jurgensen and Howse, neither of whom was a defendant in the class action litigation. The IPO Litigation Committee has the sole authority to review any proposed agreement to settle the class action litigation on behalf of the Company and to decide whether or not the Company should enter into or reject any proposed settlement. The IPO Litigation Committee held no meetings during 2008, though it did meet on February 25, 2009 and at this meeting reviewed and approved the proposed settlement terms of the IPO Litigation. The proposed settlement is pending.

No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he has been a director or committee member during 2008.

Director Nomination Process

In August 2008 the Board determined that director nomination responsibilities should be handled by a separate nominating committee. The Board formally established the Governance and Nominating Committee (“the Committee”) and appointed its Committee Chair in November 2008. In February 2009 the Board appointed the Committee’s remaining two members and adopted the Committee’s Charter.

The Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In making its recommendations, the Committee shall consider such factors as it deems appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include judgment, knowledge, skill, diversity (including factors such as race, gender and experience), integrity, experience with businesses and other organizations of comparable size, including experience in software products and services, business, finance, administration or public service, the relevance of a candidate’s experience to the needs of the Company and experience of other Board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members and the extent to which a candidate would be a desirable addition to the Board and any committees of the Board. In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of the Company and its shareholders, act ethically at all times and adhere to the applicable provisions of the Company’s Code of Business Conduct and Ethics. Other than consideration of the foregoing and applicable SEC and Nasdaq requirements, unless determined otherwise by the Committee, there are no stated minimum criteria, qualities or skills for director nominees, although the Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders, and provided that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by applicable SEC rules, and a majority of the members of the Board should meet the definition of “independent director” under applicable Nasdaq rules.

The Committee identifies director nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service shall be considered for renomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. The Committee shall also take into account an incumbent director’s performance as a Board member. If any member of the Board does not wish to continue in service, if the Committee decides not to renominate a member for reelection, or if the Board decides to recommend that the size of the Board be increased, the Committee identifies the desired skills and experience of a new nominee in light of the criteria described above. Current members of the Board and management are polled for suggestions as to individuals meeting the Committee’s criteria. Research may also be performed to identify qualified individuals. Nominees for director are selected by a majority of the members of the Committee with any current directors who may be nominees themselves abstaining from any vote relating to their own nomination.

It is the policy of the Committee to consider suggestions for persons to be nominated for director that are submitted by shareholders. The Committee will evaluate shareholder suggestions for director nominees in the same manner as they evaluate suggestions for director nominees made by management, then-current directors or other appropriate sources. Shareholders suggesting persons as director nominees should send information about a proposed nominee to the Secretary of the Company at our principal executive offices as referenced above at least 120 days prior to the anniversary of the mailing date of the prior year’s proxy statement. This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of the Company, a description of the nominee’s relationship to the shareholder and any information that the shareholder feels will fully inform the Board about the proposed nominee and his or her qualifications. The Committee may request further information from the proposed nominee and the nominating shareholder (including proof of ownership and holding period) and may also seek the consent of both the nominee and the nominating shareholder to be identified in the Company’s proxy statement.

In addition, a shareholder may nominate one or more persons for election as a director at our annual meeting of shareholders if the shareholder complies with the notice, information, consent and other provisions relating to shareholder nominees contained in our Bylaws. Please see the section above titled “Deadlines for Receipt of Shareholder Proposals” for important information regarding shareholder proposals.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics in compliance with the applicable rules of the SEC that applies to our principal executive officer, our principal financial officer and our principal accounting officer or controller, or persons performing similar functions. A copy of this policy is available on the Management and Governance page on our website at www.bsquare.com or free of charge upon written request to the attention of the Corporate Secretary, by regular mail at our principal executive offices, email to investorrelations@bsquare.com, or facsimile at 425-519-5998. We intend to disclose, on our website, any amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics enumerated in applicable rules of the SEC.

2008 Director Compensation

We have established a compensation plan to attract and retain qualified non-employee directors to serve on our Board of Directors. The following table presents the 2008 compensation of our non-employee directors. The compensation of Mr. Crowley, our President and Chief Executive Officer and a member of our Board of Directors, is fully reflected in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total
Donald B. Bibeault (3)	$30,000	$53,448	$41,362	$124,810
Elwood D. Howse, Jr. (4)	$30,000	$26,724	$20,679	$77,403
Elliott H. Jurgensen, Jr. (5)	$35,000	$26,724	$20,679	$82,403
Scot E. Land (6)	$35,000	$26,724	$20,679	$82,403
William D. Savoy (7)	$30,000	$26,724	$20,679	$77,403
Kendra A. VanderMeulen (8)	$25,000	$26,724	$20,679	$72,403

(1)	Represents stock compensation expense recognized by the Company for the year ended December 31, 2008, in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, as modified or supplemented (“FAS 123R”). For a description of the assumptions used in calculating the fair value of equity awards under FAS 123R, see “Note 9 – Shareholders’ Equity” of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 26, 2009 (the “2008 Form 10-K”).
(2)	Represents stock compensation expense recognized by the Company for the year ended December 31, 2008, in accordance with FAS 123R. For a description of the assumptions used in calculating the fair value of equity awards under FAS 123R, see “Note 9 – Shareholders’ Equity” of the Notes to Consolidated Financial Statements included in the 2008 Form 10-K.
(3)	Includes 100,305 outstanding stock options and 18,000 restricted stock awards held by Mr. Bibeault as of December 31, 2008.

(4)	Includes 96,875 outstanding stock options and 9,000 restricted stock awards held by Mr. Howse as of December 31, 2008.
(5)	Includes 85,850 outstanding stock options and 9,000 restricted stock awards held by Mr. Jurgensen as of December 31, 2008.
(6)	Includes 106,875 outstanding stock options and 9,000 restricted stock awards held by Mr. Land as of December 31, 2008.
(7)	Includes 87,500 outstanding stock options and 9,000 restricted stock awards held by Mr. Savoy as of December 31, 2008.
(8)	Includes 78,125 outstanding stock options and 9 ,000 restricted stock awards held by Ms. VanderMeulen as of December 31, 2008.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned during the past two fiscal years by (i) our chief executive officer and (ii) the two most highly compensated executive officers other than the chief executive officer who were serving as executive officers at the end of 2008 and whose total compensation for 2008 exceeded $100,000 in the aggregate (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Brian T. Crowley	2008	$268,892	$57,653	$107,883	$—	$7,800	$442,228
President and Chief Executive Officer	2007	$255,192	$—	$85,789	$65,000	$8,923	$414,904

Scott C. Mahan	2008	$207,354	$24,029	$75,233	$—	$7,380	$313,996
Vice President, Finance & Operations, Chief Financial Officer, Secretary and Treasurer	2007	$198,077	$—	$70,295	$50,000	$7,092	$325,464

Larry C. Stapleton	2008	$155,815	$—	$62,540	$145,135	$6,900	$370,390
Vice President, Worldwide Sales and Marketing	2007	$147,115	$—	$52,906	$128,414	$8,859	$337,294

(1)	Represents stock compensation expense recognized by the Company for the year indicated, in accordance with FAS 123R, for restricted stock units granted under the Company’s Annual Executive Bonus Program (“AEBP”). For a description of the assumptions used in calculating the fair value of equity awards under FAS 123R, see “Note 9 – Shareholders’ Equity” of the Notes to Consolidated Financial Statements included in the Company’s 2008 Form 10-K. Amounts represent awards made in January 2008 to Messrs. Crowley and Mahan of 15,670 and 6,536 restricted stock units, respectively, for services rendered in 2007. As described below in the section titled “Determination of Compensation – Annual Executive Bonus Program,” in February 2009 Messrs. Crowley and Mahan forfeited 2,521 and 1,422 unvested restricted stock units, respectively, included in such awards.
(2)	Represents stock compensation expense recognized by the Company for the year indicated, in accordance with FAS 123R. For a description of the assumptions used in calculating the fair value of equity awards under FAS 123R, see “Note 9 – Shareholders’ Equity” of the Notes to Consolidated Financial Statements included in the Company’s 2008 Form 10-K.
(3)	Represents cash amounts paid to Messrs. Crowley and Mahan in 2008 pursuant to the AEBP for services rendered in 2007, and cash awards earned by Mr. Stapleton under his incentive compensation plan in 2008 and 2007.
(4)	Represents 401(k) matching employer contributions as well as premiums paid by the Company under the Company’s group life insurance plan.

Employment Agreements

We have agreements with our named executive officers, which include provisions regarding post-termination compensation. We do not have a formal severance policy or plan applicable to our executive officers as a group. Under the agreements, if a named executive officer is terminated without cause (as defined in the applicable agreement, subject to certain exceptions), they will continue to receive termination payments equal to six months of their annual base salary except for Mr. Stapleton, who would receive four months of his annual base salary. In each case, the termination payments are not made as lump-sum payments but on our normal payroll schedule. Also, each officer’s stock options, or other equity awards, would continue to vest for the same amount of time during which they are receiving termination payments. No other benefits accrue to the officers under these severance arrangements (e.g., continuation of medical benefits). The agreements do not provide for Annual Executive Bonus Program or other bonus achievement in the event an officer was present only for a portion of the fiscal year. Additionally, as the agreements only speak to the termination of an officer by the Company; they do not address termination by an acquiring company of an executive officer after a change in control.

Each officer will be entitled to termination payments provided:

•	Each officer agrees to enter into a separation and release agreement acceptable to the Company;

•

That such officer will not induce, or attempt to induce, any employee, officer, director (and others as defined) of the Company to terminate their relationship with the Company for a period of twelve months following termination;

•

That such officer will not own an interest in, manage or participate in the management of, or be connected in any other manner with a Competitor (as defined) for a period of twelve months following termination; and

•	That such officer will protect the property of the Company including intellectual property.

There are no individual change in control agreements in effect with any of our executive officers. The terms of the Third Amended and Restated Stock Plan (the “Plan”) do not specifically provide for accelerated vesting of options for participants in the event of a change in control. Instead, the Plan provides that individual stock option agreements may provide for accelerated vesting in connection with certain transactions defined in the Plan (including certain change-in-control transactions). No outstanding stock option agreement provides for such acceleration of vesting. In addition, the Plan provides that the Board of Directors may elect to accelerate vesting for any Plan participant at such times and in such amounts as the Board of Directors determines, unless it would result in certain unfavorable accounting treatment. Any change in control agreement with an executive officer, should it be deemed necessary, would require approval by the Compensation Committee and the Board of Directors.

Determination of Compensation

Total Compensation

For purposes of evaluating executive compensation, the Compensation Committee primarily considers two factors:

•

Benchmark data: Historically, the Compensation Committee has utilized the services of a compensation consultant on an annual basis to compare our executive compensation program with those of public companies in the Pacific Northwest with revenue of less than $100 million. Specifically, over the last several years, the consultant has benchmarked our compensation programs against approximately 30 other similar sized companies. In December 2007, the Compensation Committee engaged Applied HR Strategies, Inc., a strategic compensation firm, to review and make recommendations concerning the Company’s executive cash compensation for 2008. A consultant was not engaged by the Compensation Committee in 2008 for reasons noted below; and

•

Company and individual-specific factors: In addition to considering compensation levels of executives at similar sized regional public companies, the Compensation Committee, in conjunction with the our Chief Executive Officer, also reviews the Company’s financial performance objectives as well as non-financial performance objectives applicable to each executive (other than the Chief Executive Officer). The Company’s financial performance objectives are determined through collaboration with the Chief Executive Officer, the Board of Directors and the Compensation Committee. The non-financial performance objectives applicable to each executive officer (other than the Chief Executive Officer) are determined in collaboration with the Chief Executive Officer, the executive officer and the Compensation Committee. The Compensation Committee, without input from the Chief Executive Officer, determines the financial and non-financial performance objectives applicable to the Chief Executive Officer.

Base Salary

The Compensation Committee’s goal is to provide a competitive base salary for our executive officers. The Compensation Committee has not established any formal guidelines (e.g. pay at the 50th percentile of the benchmark group) for purposes of setting base salary but chooses instead to consider the benchmark data along with the individual’s performance and experience in determining what represents a competitive salary. The following adjustments were made in named executive officer base salaries effective March 17, 2008 based almost exclusively on the benchmarking data described above.

Name	Annual Base Salary Before Adjustments	March 2008 Increase	Current Base Salary
Brian T. Crowley	$260,000	$10,000	$270,000
Scott C. Mahan	$200,000	$8,000	$208,000
Larry C. Stapleton	$150,000	$6,000	$156,000

Our Chief Executive Officer, in conjunction with the Compensation Committee and the Board of Directors, has determined that executive salaries will not be changed in 2009 in response to overall economic conditions and a need for the Company to proactively manage expenses. The Compensation Committee and the Board of Directors have also determined that the Chief Executive Officer’s salary will not be changed in 2009 for the same reasons.

Annual Executive Bonus Program

The Annual Executive Bonus Program (“AEBP”), in which executives have the potential to earn both cash and restricted stock unit awards, is maintained in collaboration between the Compensation Committee, the Board of Directors and the Chief Executive Officer (except that the Chief Executive Officer is not involved in determinations with respect to his own compensation). Awards under the AEBP are contingent on the achievement of an adjusted annual net income target for the Company and the achievement of individual objectives set for the executives. Examples of such individual objectives are objectives related to growing revenue streams, maintaining low employee turnover and improving infrastructure to enhance business velocity. There were no awards to named executive officers under the AEBP with respect to fiscal year 2008 because the Company failed to meet the minimum net income target of $4,000,000 established under the AEBP for that year.

In January 2008, pursuant to the terms of the AEBP, the Compensation Committee awarded Messrs. Crowley and Mahan cash awards as well as 15,670 and 6,536 restricted stock units respectively, for services rendered in 2007. The fair value of these restricted stock units at the date of grant were $90,737 for Mr. Crowley and $37,846 for Mr. Mahan, and vested as to 48% of the units on December 31, 2008, with the remaining units vesting on December 31, 2009. In accordance with FAS 123R, because these restricted stock unit grants were made in 2008, the Company did not recognize any dollar amounts for these awards for financial statement reporting purposes in 2007, but did recognize the compensation expense associated with the vesting of these restricted stock units in 2008.

However, in February 2009, as a result of the restatement of certain of the Company’s financial statements, including our fiscal year 2007 financial statements, it was determined that restricted stock unit awards made to executives under the AEBP for fiscal year 2007 exceeded those that would have been made under the financials as restated. As such, in February 2009, Messrs. Crowley and Mahan forfeited 2,521 and 1,422 unvested restricted stock units, respectively. See “Note 2 – Restatement of Consolidated Financial Statements” of the Notes to Consolidated Financial Statements included in the 2008 Form 10-K for more information regarding the restatement.

In February 2009, The Chief Executive Officer, in conjunction with the Compensation Committee, determined that the AEBP would be temporarily suspended in response to overall economic conditions and a need for the Company to proactively manage expenses. The AEBP will be reviewed at a later date in 2009 if, and when, conditions in the overall economy and business improve. If conditions improve, a decision will be made by the Chief Executive Officer, Compensation Committee and Board of Directors, as to what, if any, AEBP awards executives might be eligible to receive with respect to fiscal year 2009. This action was approved by the Board of Directors in April 2009.

Longer-Term Incentives

Longer-term incentives in the form of grants of stock options, restricted stock, restricted stock units and other forms of equity instruments to executive officers are governed by the Plan.

The Compensation Committee recommends grants and awards of stock options and other forms of equity instruments given to our executive officers under the Plan. Grants and awards recommended by the Compensation Committee are then submitted to the full Board of Directors for approval. Stock options have historically been granted at the time of hire of an executive officer. Further, the Compensation Committee periodically reviews the equity ownership of the executive officers and may recommend to the Board additional awards of equity instruments under the Plan based on a number of factors including Company performance and individual performance, the vested status of currently outstanding equity awards, the executive’s equity ownership in relation to the other executives and other factors. The Compensation Committee maintains no formal guidelines for these periodic reviews. Stock options are awarded with exercise prices equal to the closing market price per share of our common stock on the grant date.

Other Compensation and Perquisites

Executives are eligible to participate in standard benefit plans available to all employees including our 401(k) retirement plan (for which the Company provided a match subject to vesting until February 2009 at which time the match was suspended for all eligible participants), medical, dental, disability, vacation and sick leave and life and accident insurance. Executives’ participation in these benefits is identical to all employees except where the value of the benefit may be greater due to the fact that our executives are more highly compensated than most employees (e.g. disability benefits). We provide no pension or deferred compensation benefits for our executive officers. We do not currently have in place any tax “gross-up” arrangements with our executives.

Outstanding Equity Awards At Fiscal Year End For 2008

The following table presents the outstanding stock option awards held by the named executive officers as of December 31, 2008.

	Option Awards						Stock Awards
Name		Number of Securities Underlying Unexercised Options		Option Exercise Price ($) (1)	Option Expiration Date (2)		Number of Shares or Units of Stock That Have Not Vested (6)	Market Value of Shares or Units of Stock That Have Not Vested ($) (7)
	Grant Date	Exercisable	Unexercisable
Brian T. Crowley	04/01/2002	25,000	—	$14.40	04/01/2012	(3)
	08/29/2002	16,875	—	$2.88	08/29/2012	(4)
	08/29/2002	1,875	—	$2.88	08/29/2012	(5)
	07/24/2003	75,000	—	$4.00	07/24/2013	(4)
	09/21/2004	125,000	—	$2.32	09/21/2014	(5)
	03/23/2007	21,875	28,125	$4.34	03/23/2017	(5)
	01/31/2008	—	—	—	—		8,179	19,302
	03/20/2008	8,438	36,562	$3.80	03/20/2018	(5)

Scott C. Mahan	01/07/2004	37,500	—	$6.47	01/07/2014	(3)
	09/21/2004	62,500	—	$2.32	09/21/2014	(5)
	03/23/2007	15,313	19,687	$4.34	03/23/2017	(5)
	01/31/2008	—	—	—	—		3,411	8,050
	03/20/2008	4,688	20,312	$3.80	03/20/2018	(5)

Larry Stapleton	02/24/2005	25,000	—	$3.68	02/24/2015	(3)
	03/31/2006	17,188	7,812	$2.94	03/31/2016	(5)
	03/23/2007	10,938	14,062	$4.34	03/23/2017	(5)
	03/20/2008	4,688	20,312	$3.80	03/20/2018	(5)

(1)	The option exercise price is set at the closing price of our common stock on the date of grant.
(2)	All options outstanding expire ten years from the grant date.
(3)	Options vest annually in equal installments over four years from the grant date.
(4)	Options vest quarterly over two years from the grant date.
(5)	Options vest quarterly over four years from the grant date.
(6)	Awards vest in full on December 31, 2009.
(7)	The market value was calculated by multiplying the number of shares shown in the table by $2.36, which was the closing market price on December 31, 2008, the last trading day of our fiscal year.

Employee Benefit Plans

Equity Compensation Plan Information

The following table presents certain information regarding the Company’s common stock that may be issued upon the exercise of options and vesting of restricted stock units granted to employees, consultants or directors as of December 31, 2008.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,102,559	(1)	$4.27	302,740

(1)	Amount includes 72,763 restricted stock units granted and unvested as of December 31, 2008.

The Plan provides for an automatic annual increase in the number of shares reserved for issuance by an amount equal to the lesser of: (i) four percent of our outstanding shares at the end of the previous fiscal year, (ii) an amount determined by our Board of Directors, or (iii) 375,000 shares.

Stock Option Plans

Under the terms of the Plan, we have granted options to purchase common stock to our officers, directors, employees and consultants. Under the terms of the Plan, we also have the ability to issue restricted stock and certain other equity-based compensation to our officers, directors, employees and consultants. We awarded restricted stock to our directors in 2008. Also in 2008, we awarded restricted stock units to executive officers under the terms of the AEBP for services rendered in 2007. We also awarded restricted stock units to certain employees in 2008.

In addition, we have a 2000 Non-qualified Stock Option Plan, under which the Board of Directors may grant non-qualified stock options to our directors, employees and consultants at a price determined by the Board. Options have a term of up to 10 years and vest over a schedule determined by the Board of Directors, generally over two to four years. No options have been granted to date under the 2000 Non-qualified Stock Option Plan.

401(k) Plan

We maintain a tax-qualified 401(k) employee savings and retirement plan for eligible U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to one-half of the first 6% of an employee’s contributions. Matching contributions are subject to a vesting schedule; all other contributions are fully vested at all times. We intend the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or the Company to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan, and so that we will be able to deduct our contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options.

In February 2009, all matching contributions by the Company in the 401(k) plan were suspended in response to overall economic conditions and a need for the Company to proactively manage expenses. This decision will be reviewed at a later date in 2009 if, and when, conditions in the overall economy and business improve. If conditions do improve, a decision will be made by the Chief Executive Officer as to what, if any, contribution will be made.

STOCK OWNERSHIP

Security Ownership of Principal Shareholders, Directors and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2009 as to:

•	Each person who is known by us to own beneficially more than five percent of the outstanding shares of common stock;

•	Each director and each nominee for director of the Company;

•	Each of the named executive officers; and

•	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. For purposes of calculating the number of shares beneficially owned by a shareholder, director or executive officer and resulting percentage ownership, shares of common stock subject to options that are currently vested, and options and restricted stock units that are not currently vested but will become vested within 60 days of March 31, 2009, are deemed outstanding. These options and restricted stock units are listed below under the heading “Number of Shares Underlying Options and RSUs” and are not treated as outstanding for the purpose of computing the percentage ownership of common stock outstanding of any other person. This table is based on information supplied by officers, directors, principal shareholders and filings made with the SEC. Percentage ownership is based on 10,104,276 shares of common stock outstanding as of March 31, 2009.

Unless otherwise noted below, the address for each shareholder listed below is: c/o BSQUARE Corporation, 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004. Unless otherwise noted, each of the shareholders listed below has sole investment and voting power with respect to the common stock indicated, except to the extent shared by spouses under applicable law.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Number of Shares Underlying Options and RSUs	Percent of Common Stock Outstanding
5% Owners:
Bjurman, Barry & Associates (2)	555,145	—	5.5%
10100 Santa Monica Blvd., Suite 1200 Los Angeles, CA 90067

H Partners Capital, LLC (3)	892,537	—	8.8%
152 West 57th Street, 52nd Floor
New York, NY 10019

Renaissance Technologies LLC (4)	644,475	—	6.4%
800 Third Ave, 33rd Floor
New York, NY 10022

S Squared Technology, LLC (5)	998,900	—	9.9%
515 Madison Avenue New York, NY 10022

Directors and Executive Officers:

Donald B. Bibeault (6)	279,133	100,305	2.8%

Elwood D. Howse, Jr. (7)	113,375	96,875	1.1%

Elliott H. Jurgensen, Jr. (8)	133,050	85,850	1.3%

Scot E. Land (7)	123,645	106,875	1.2%

William D. Savoy (7)	98,000	87,500	1.0%

Kendra A. VanderMeulen (7)	88,625	78,125	*

Brian T. Crowley (9)	313,015	280,000	3.0%

Scott C. Mahan (10)	152,364	123,750	1.5%

Larry C. Stapleton	87,500	62,500	*

All executive officers and directors as a group (11)	1,512,773	1,134,280	15%

*	Less than 1%.
(1)	Includes, in addition to other shares of common stock beneficially owned, restricted stock awards held, and stock options and restricted stock units that will become vested within 60 days of March 31, 2009.
(2)	Based on information reported on Schedule 13G dated December 31, 2008, filed by Bjurman Barry & Associates.
(3)	Based on information reported on Schedule 13G dated December 31, 2008, filed by H Partners Capital, LLC.
(4)	Based on information reported on Schedule 13G dated December 31, 2008 filed by Renaissance Technologies, LLC.
(5)	Based on information reported on Schedule 13G dated December 31, 2008, filed by S Squared Technology, LLC.
(6)	Beneficial ownership includes 19,500 restricted stock awards, which are subject to forfeiture.

(7)	Beneficial ownership includes 10,500 restricted stock awards, which are subject to forfeiture.
(8)	Beneficial ownership includes 12,000 restricted stock awards, which are subject to forfeiture.
(9)	Beneficial ownership includes 13,149 restricted stock units, which are subject to forfeiture.
(10)	Beneficial ownership includes 5,114 restricted stock units, which are subject to forfeiture.
(11)	Includes two executive officers in addition to the three named executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5. Executive officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2008, its executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities complied with all applicable Section 16 filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions during fiscal years 2008 or 2007 that exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years in which any related person had or is expected to have a direct or indirect material interest.

AUDIT COMMITTEE REPORT AND INDEPENDENT AUDITORS

Audit Committee Report

In connection with the financial statements for the fiscal year ended December 31, 2008, the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management;

•

Discussed with the Company’s independent accountant, Moss Adams LLP, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

Received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Elwood D. Howse, Jr., Chair

Elliott H. Jurgensen, Jr.

Scot E. Land

The Company’s Independent Auditors

The independent registered public accounting firm of Moss Adams LLP (“Moss Adams”) has acted as the Company’s auditor since May 2006 and has audited the Company’s financial statements for the years ending December 31, 2008 and 2007. Moss Adams is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on its audit. A representative of Moss Adams is expected to be present at the Annual Meeting, where he or she may make a statement and will be available to respond to appropriate questions.

The Audit Committee has selected Moss Adams as the independent registered public accounting firm for the year ending December 31, 2009.

The Audit Committee pre-approves all audit and non-audit services performed by the Company’s auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence. Unless the Audit Committee provides general pre-approval of a service to be provided by the auditor and the related fees, the service and fees must receive specific pre-approval from the Audit Committee.

Audit Fees

Moss Adams billed the Company for audit fees of $224,000 and $223,000 during the years ended December 31, 2008 and 2007, respectively. These audit fees related to professional services rendered in connection with the audit of the Company’s annual consolidated financial statements, the reviews of the consolidated financial statements included in each of the Company’s quarterly reports on Form 10-Q and accounting services that relate to the audited consolidated financial statements and are necessary to comply with generally accepted auditing standards.

Audit-Related Fees

There were no fees billed for fiscal years 2008 or 2007 for assurance and related services by Moss Adams that were reasonably related to the performance of its audit of our financial statements and not reported under the caption “Audit Fees.”

Tax Fees

There were no fees billed for fiscal years 2008 or 2007 for tax compliance, tax advice or tax planning services rendered to the Company by Moss Adams.

All Other Fees

There were no fees billed for fiscal years 2008 or 2007 for other services rendered to the Company by Moss Adams.

OTHER MATTERS

Shareholder Communications with the Board of Directors and Board Attendance at Annual Shareholder Meetings

Our shareholders may, at any time, communicate in writing with any member or group of members of the Board of Directors by sending such written communication to the attention of the Secretary of the Company by regular mail to our principal executive offices, email to investorrelations@bsquare.com or facsimile at 425-519-5998. Copies of written communications received by the Secretary of the Company will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of the Secretary of the Company, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or our business, or communications that relate to improper or irrelevant topics.

The Chairperson of the Board of Directors is expected to make all reasonable effort to attend the Company’s annual shareholder meeting in person. If the Chairperson is unable to attend an annual shareholder meeting for any reason, at least one other member of the Board of Directors is expected to attend in person. Other members of the Board of Directors are expected to attend the Company’s annual shareholder meeting in person if reasonably possible. Messrs. Crowley, Howse, Jurgensen, and Savoy, and Ms. VanderMeulen attended the our 2008 Annual Meeting of Shareholders.

Transaction of Other Business

The Board of Directors of the Company knows of no other matters to be submitted at the Annual Meeting. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

Annual Report to Shareholders and Form 10-K

Our Annual Report to Shareholders for the year ended December 31, 2008 (which is not a part of our proxy solicitation materials) is being mailed to our shareholders with this proxy statement. A copy of our Annual Report on Form 10-K for the year ended December 31, 2008, without exhibits, is included with the Annual Report to Shareholders.

By Order of the Board of Directors

/S/    SCOTT C. MAHAN

Scott C. Mahan

Vice President, Finance & Operations,

Chief Financial Officer, Secretary and Treasurer

Bellevue, Washington

April 28, 2009

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BSQUARE CORPORATION

Proxy for 2009 Annual Meeting of Shareholders

June 3, 2009

The undersigned shareholder of BSQUARE CORPORATION (“the Company”) hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the 2009 Annual Meeting of Shareholders of the Company to be held on Wednesday, June 3, 2009 at 10:00 a.m., local time, at the Company’s offices located at 110 110th Ave NE, Suite 200, Bellevue, WA 98004, and hereby revokes all previous proxies and appoints Brian T. Crowley and Scott C. Mahan, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please mark your votes as indicated in this example

ITEM 1

Two Class III directors are to be elected at the Annual Meeting to serve until the 2012 Annual Meeting of Shareholders and until their successors are elected:

01 Elwood D. Howse, Jr.

02 William D. Savoy

The Board of Directors recommends a vote FOR the nominees

(INSTRUCTIONS: If you do not approve of one of the individual nominees listed and wish to withhold your vote for that person, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

FOR

ALL

WITHHOLD

FOR ALL

*EXCEPTIONS

In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

IMPORTANT—PLEASE SIGN AND DATE AND RETURN PROMPTLY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ELWOOD D. HOWSE, JR. AND WILLIAM D. SAVOY AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

Mark Here for Address

Change or Comments

SEE REVERSE

Signature

Signature

Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

BSQUARE CORPORATION

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders

The Proxy Statement and the 2008 Annual Report to Shareholders are available at:

www.bsquare.com/investor/proxy

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